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                                                                    EXHIBIT 99.1




                            SAN JUAN BANCSHARES, INC.
                                    PROXY FOR
                         SPECIAL MEETING OF STOCKHOLDERS

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SAN JUAN BANCSHARES, INC. The undersigned stockholder of San Juan Bancshares, Inc., a Texas corporation ("San Juan"), hereby appoints Travis P. Neely and Teresa N. Eoff, or either of them, as proxies, each with power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of common stock of San Juan that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of San Juan to be held on ____________, 2002 at _______, a.m., local time, at the offices of San Juan, 235 W. 5th Street, San Juan, Texas 78589, and at any adjournment or postponement thereof, on the following matters that are more particularly described in the Joint Proxy Statement/Prospectus dated ______________, 2002:


      (1) Proposal to approve the merger of San Juan with and into Texas Regional Delaware, Inc. ("TRD"), a wholly-owned subsidiary of Texas Regional and to approve and adopt the Agreement and Plan of Reorganization, dated as of August 21, 2002, between San Juan and Texas Regional Bancshares, Inc. ("Texas Regional"), relating to the merger. Approval of this Proposal 1 also constitutes your consent to and approval of the appointment of Travis P. Neely as the shareholder representative to act on behalf of the shareholder to facilitate consummation of the transaction and for the other purposes set forth in the Agreement.

                  (  )  FOR         (  )  AGAINST           (  )  ABSTAIN

      (2) To consider and take action upon any other matter which may properly come before the meeting or any adjournment or postponement thereof.


                     (CONTINUED AND TO BE SIGNED ON OTHER SIDE)


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                           (CONTINUED FROM OTHER SIDE)



      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1. RECEIPT OF THE JOINT PROXY STATEMENT/PROSPECTUS DATED _______________, 2002, IS HEREBY ACKNOWLEDGED.



                                    _____________________________________


                                    _____________________________________
                                            Signature of Stockholder(s)

                                    Please sign name exactly as it appears
                                    hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears thereon.

                                    Date: ____________________________, 2002



                       PLEASE MARK, SIGN, DATE AND RETURN
                          USING THE ENCLOSED ENVELOPE.